UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

October 24, 2008

Date of Report

Date of earliest event reported: October 24, 2008

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its chapter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On October 24, 2008, Capital One Financial Corporation (the “Company”) received approval from the U.S. Treasury Department (the “Department”) to participate in the Department’s Troubled Asset Relief Program Capital Purchase Program, subject to standard closing requirements. The Company will issue and sell to the Department preferred stock and warrants to purchase shares of common stock of the Company in accordance with the terms of the Capital Purchase Program for an aggregate purchase price of $3.55 billion. The Department’s term sheet describing the Capital Purchase Program is available on the Department’s website at http://www.ustreas.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: October 24, 2008	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr. General Counsel and Corporate Secretary